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EXHIBIT 32

                                 CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Robert Portman, Chief Executive Officer and President of PacificHealth Laboratories, Inc. (the "Company"), and Stephen P. Kuchen, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Annual Report on Form 10-KSB for the period ended December 31, 2005, and to which this Certification is attached as Exhibit 32 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

DATE: March 29, 2006

By:  /s/ Robert Portman
     ------------------
Robert Portman, Chief Executive Officer
(Principal Executive Officer)


DATE: March 29, 2006

By: /s/ Stephen P. Kuchen
    ---------------------
Stephen P. Kuchen, Chief Financial Officer
(Principal Financial and Accounting Officer)